Exhibit 10.1

NINTH AMENDMENT
TO THE SECOND RESTATEMENT OF THE
MERIT MEDICAL SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

This Ninth Amendment to the Second Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) is hereby amended as follows, effective as of August 1, 2016, except as otherwise provided herein:

Section 14 of the Adoption Agreement entitled "CONDITIONS OF ELIGIBILITY" is amended as follows:

CONDITIONS OF ELIGIBILITY (Plan Section 3.1)

a.	[ ] No age or service required. No age or service required for all contribution type (skip to Question 15).

b.
[X]    Eligibility ‑ same for all contribution types. An Eligible Employee will be eligible to participate in the Plan for all contribution types upon satisfaction of the following (select one or more of e. ‑ n. below; also select 1. (All Contributions) for each condition selected at e. ‑ m.):

c.
[ ]    Eligibility ‑ different conditions apply. An Eligible Employee will be eligible to participate in the Plan upon satisfaction of the following either for all contribution types or to the designated contribution type (select one or more of d. ‑ n. below; also select 1. OR all that apply of 2. ‑ 4. for each condition selected at d. ‑ m.):

NOTE:
Unless otherwise specified in this Section, Elective Deferrals include Roth Elective Deferrals, after‑tax voluntary Employee contributions, and rollover contributions (unless otherwise selected at Question 46); Matching includes QMACs; and Nonelective Profit Sharing includes QNECs. "ADP test safe harbor contributions" (SH) (including those made pursuant to a QACA) and SIMPLE 401(k) contributions are subject to the conditions for Elective Deferrals except as provided in Question 27.

Eligibility Conditions	All Contributions		Elective Deferrals/SH	Matching	Nonelective Profit Sharing
d. No age or service required	N/A		2. [ ]	3. [ ]	4. [ ]
e. Age 20 1/2	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
f. Age 21	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
g. Age ____ (may not exceed 21)	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
h. ____ (not to exceed 12) months of service (elapsed time)	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
i. 1 Year of Service	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
j. 2 Years of Service	N/A	OR	N/A	3. [ ]	4. [ ]

k. ____ (not to exceed 12) consecutive month period from the Eligible Employee's employment commencement date and during which at least       (not to exceed 1,000) Hours of Service are completed. If an Employee does not complete the stated Hours of Service during the specified time period, the Employee is subject to the 1 Year of Service requirement in i. above.
1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
l. ____ (not to exceed 12) consecutive months    of employment from the Eligible Employee's employment commencement date. If an Employee does not complete the stated number of months, the Employee is subject to the 1 Year of Service requirement in i. above.
1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
m. Other: 90 days of continuous employment within an eligible class or if earlier 1 Year of Service as defined under the Plan    (e.g., date on which 1,000 Hours of Service is completed within the computation period) (must satisfy the Notes below)
1. [ X]	OR	2. [ ]	3. [ ]	4. [ ]
n. [ ] Other: _________________ (e.g., date on which 1,000 Hours of Service is completed within the computation period) (must specify contributions to which conditions apply and satisfy the Notes below)

NOTE:    If m. or n. is selected, the condition must be an age or service requirement that is definitely determinable and may not exceed age 21 and for Elective Deferrals, 1 Year of Service; for Employer matching and/or Nonelective profit sharing contributions, may not exceed 2 Years of Service. If more than 1 Year of Service is required for Employer matching and/or Nonelective profit sharing contributions, 100% immediate vesting is required.

NOTE:    If the service requirement is or includes a fractional year, then, except in a manner consistent with k., an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in months of service, then an Employee will not be required to complete any specified number of Hours of Service in a particular month, unless selected in k. above. In both cases, the Plan must use the elapsed time method to determine service, except that the Hours of Service method will be used for the 1 Year of Service override (e.g., options k. and l.). In such case, select the Hours of Service method at Question 17.

NOTE: Year of Service means Period of Service if elapsed time method is chosen.

Waiver of conditions. The service and/or age requirements specified above will be waived in accordance with the following (leave blank if there are no waivers of conditions):

Requirements waived		All Contributions		Elective Deferrals/SH	Matching	Nonelective Profit Sharing
o.	[X]
If employed on August 1, 2016 the following requirements, and the entry date requirement, will be waived. The waiver applies to any Eligible Employee unless c. selected below. Such Employees will enter the Plan as of such date (select a. and/or b. AND c. if applicable; also select 1. OR all that apply of 2. ‑ 4.):
		1. [X]	OR	2. [ ]	3. [ ]	4. [ ]
a. [X] service requirement (may let part-time Eligible Employees into the Plan)
b. [X] age requirement
c. [X] waiver is for: DFINE employees employed on August 1, 2016 (e.g., Employees of a specific division or Employees covered by a Code §410(b)(6)(C) acquisition)
p.	[ ]
If employed on __________the following requirements, and the entry date requirement, will be waived. The waiver applies to any Eligible Employee unless c. selected below. Such Employees will enter the Plan as of such date (select a. and/or b. AND c. if applicable; also select 1. OR all that apply of 2. ‑ 4.):
		1. [X]	OR	2. [ ]	3. [ ]	4. [ ]
a. [ ] service requirement (may let part-time Eligible Employees into the Plan)
b. [ ] age requirement
c. [ ] waiver is for: _________ (e.g., Employees of a specific division or Employees covered by a Code §410(b)(6)(C) acquisition)
Amendment or restatement to change eligibility requirements
q.	[ ]
This amendment or restatement (or a prior amendment and restatement) modified the eligibility requirements and the prior eligibility conditions continue to apply to the Eligible Employees specified below. If this option is NOT selected, then all Eligible Employees must satisfy the eligibility conditions set forth above.

1. [ ] The eligibility conditions above only apply to Eligible Employees who were not Participants as of the effective date of the modification.
2. [ ] The eligibility conditions above only apply to individuals who were hired on or after the effective date of the modification.

The Employer executes this Amendment on the date specified below.

Merit Medical Systems, Inc.

Date:	December 23, 2016	By	/s/ Fred P. Lampropoulos
EMPLOYER